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                                                                                                            Exhibit FS-3 ACE
                                              ATLANTIC CITY ELECTRIC COMPANY
                                        PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                          TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                                  (Dollars in Thousands)
                                                        (Unaudited)


                                                                            Excluding Write-
                                                                            Down of Peach     Write-down of
                                                                            Bottom Due To    Peach Bottom Due     Actual
                                                                            Deregulation     To Deregulation     Results
                                                                            -----------------------------------------------

OPERATING REVENUES                                                             $ 1,067,622                     $ 1,067,622

OPERATING EXPENSES
     Electric fuel and purchased power                                             315,777                         315,777
     Other services' cost of sales                                                   5,465                           5,465
     Purchased electric capacity                                                   172,285                         172,285
     Special charges                                                                42,260                          42,260
     Operation and maintenance                                                     225,440                         225,440
     Depreciation                                                                  114,626                         114,626
     Taxes other than income taxes                                                  39,566                          39,566
                                                                            -----------------------------------------------
                                                                                   915,419                -        915,419
                                                                            -----------------------------------------------
OPERATING INCOME                                                                   152,203                -        152,203
                                                                            -----------------------------------------------

OTHER INCOME
     Allowance for equity funds used during construction                               636                             636
     Other income                                                                    9,889                           9,889
                                                                            -----------------------------------------------
                                                                                    10,525                -         10,525
                                                                            -----------------------------------------------

INTEREST EXPENSE
     Interest charges                                                               60,978                          60,978
     Allowance for borrowed funds used during
        construction and capitalized interest                                         (666)                           (666)
                                                                            -----------------------------------------------
                                                                                    60,312                -         60,312
                                                                            -----------------------------------------------

PREFERRED STOCK DIVIDEND
     REQUIREMENTS OF SUBSIDIARIES                                                    7,449                           7,449
                                                                            -----------------------------------------------

INCOME BEFORE INCOME TAXES AND
     EXTRAORDINARY ITEM                                                             94,967                -         94,967

INCOME TAXES, EXCLUDING INCOME TAXES
     APPLICABLE TO EXTRAORDINARY ITEM                                               38,895                          38,895
                                                                            -----------------------------------------------
INCOME BEFORE EXTRAORDINARY ITEM                                                    56,072                -         56,072

EXTRAORDINARY ITEM (Net of $12,413 of income taxes)                                (17,483)                        (17,483)
                                                                            -----------------------------------------------
NET INCOME (LOSS)                                                                   38,589                -         38,589

DIVIDENDS ON PREFERRED STOCK                                                         2,172                           2,172
GAIN ON PREFERRED STOCK REDEMPTION                                                   2,545                           2,545
                                                                            -----------------------------------------------
EARNINGS APPLICABLE TO COMMON STOCK                                            $    38,962      $         -    $    38,962
                                                                            ===============================================
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